UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 28, 1998

RIDGEWOOD ELECTRIC POWER TRUST II
(Exact name of Registrant as Specified in Charter)

Delaware               0-21304              22-3206429
(State or other          (Commission               (IRS Employer
 jurisdiction             file number)         Identification Number)
 of incorporation)

    947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (201) 447-9000

Item 5.  Other Events.

Ridgewood Electric Power Trust II has invested, as a limited partner, in Pittsfield Investors Limited
Partnership ("PILP"). PILP operates a waste-to-energy incinerator in Pittsfield, Massachusetts and is managed by a subsidiary of Energy Answers Corporation of Albany, New York ("EAC").

In mid-August 1998 EAC informed the Trust that significant cost overruns in the construction of an ash handing system for the PILP project had depleted PILP's funds, including reserve funds for closure of a landfill and other reserves. EAC further advised the Trust that distributions from PILP to the Trust would cease and that PILP's partners would be asked to contribute additional funds.

The Trust's Managing Shareholder requested detailed additional information and a revised operating plan from EAC and has conducted on-site reviews by its financial and engineering personnel. EAC is in the process of providing that information. The Trust is continuing its own financial and engineering review of the project, has contacted the other limited partner (an affiliate of EAC) as to what actions it and EAC may take in response to PILP's financial and operating needs and is reviewing the short-term and long-term business prospects of PILP.
On September 28, 1998, the Managing Shareholder reduced the monthly distributions from the Trust to its Investors from $550 per month to $400, for an indefinite period.
The Trust is also considering the extent to which it should reduce the carrying value of its investment in PILP and the possibility of legal remedies against EAC and its affiliates.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         RIDGEWOOD ELECTRIC POWER TRUST II


                         By: /s/ Martin V. Quinn
                                 Martin V. Quinn, Senior Vice
                                 President and Chief Financial
                                 Officer